UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2014, NBT Bancorp Inc. (“NBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”). NBT’s shareholders approved all of the proposals detailed in NBT’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 1, 2014.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	NBT’s shareholders elected five individuals to the Board of Directors as set forth below:

Nominees	Votes For	Withheld	Broker Non-Votes
Richard Chojnowski	27,728,466	968,563	6,534,666
Timothy E. Delaney	26,632,730	2,064,299	6,534,666
James H. Douglas	27,770,632	926,397	6,534,666
Joseph A. Santangelo	27,752,848	944,181	6,534,666
Lowell A. Seifter, Esq.	27,613,342	1,083,687	6,534,666

2.	NBT’s shareholders approved, on a non-binding, advisory basis, the compensation of NBT’s named executive officers, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,829,397	11,382,396	485,236	6,534,666

3.	NBT’s shareholders ratified the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of NBT for the fiscal year ending December 31, 2014, as set forth below:

Votes For	Votes Against	Abstain
34,773,753	315,427	142,515

Item 7.01	Regulation FD Disclosure

On May 6, 2014, NBT’s Board of Directors declared a quarterly cash dividend of $0.21 per share on its common stock. The dividend on common shares will be payable on June 13, 2014, to shareholders of record on May 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 7, 2014	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel &
Corporate Secretary